Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Jacob Funds Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Jacob Funds Inc. for the semi-annual period ended February 28, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Jacob Funds Inc. for the stated period.

/s/ Ryan Jacob Ryan Jacob President/Principal Executive Officer, Jacob Funds Inc.	/s/ Alenoush Terzian Alenoush Terzian Principal Financial Officer/Treasurer, Jacob Funds Inc.
Dated: 5/1/2023	Dated: 5/1/2023

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Jacob Funds Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.